CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 811-22428 on Form N-1A of our report for The Cushing MLP Premier Fund (the “Fund”) dated September 9, 2010, relating to the statement of assets and liabilities of the Fund as of August 20, 2010, appearing in the Prospectus included in this Registration Statement. We also consent to the reference to our firm included under the heading “Independent Registered Public Accounting Firm”.

DELOITTE & TOUCHE LLP
DALLAS, TEXAS
September 14, 2010